UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

HEARTBEAM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 899-4443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert P. Eno Departure

On June 18, 2026, Heartbeam, Inc. (the “Company”) and Mr. Eno mutually agreed to his departure as the Company’s Chief Executive Officer, as a member of the Company’s Board of Directors (the “Board”), and as the Company’s principal executive officer, effective as of June 30, 2026, in connection with a strategic reorganization within the Company. Mr. Eno’s decision to depart is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Eno’s departure, it is expected that he and the Company will enter into a consulting agreement whereby Mr. Eno is expected to provide support services to the Company following June 30, 2026, in an advisory capacity. Any payment of the severance amounts pursuant to the terms of Mr. Eno’s Employment Agreement dated as of January 17, 2023 (the “Employment Agreement”) is subject to Mr. Eno’s execution of a release of claims satisfactory to the Company. The description of Mr. Eno’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is included as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on January 18, 2023.

Until a new Chief Executive Officer is identified, the Company will strategically align its operations around focused implementation teams led by Branislav Vajdic, Ph.D., Founder and President, and Rich Ferrari, Executive Chairman of the Board. Dr. Vajdic, will also serve as the Company’s principal executive officer, effective July 1, 2026.

Biographical information and information regarding related party transactions with respect to Dr. Vajdic and Mr. Ferrari is contained in Part III, Items 10 and 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which Items are incorporated by reference herein.

Mark Strome Resignation

On June 18, 2026, Mark Strome notified the Company of his resignation from the Board and all committees thereof, effective immediately. Mr. Strome's resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Item 8.01 Other Events.

On June 24, 2026, the Company issued a press release announcing the departure of Mr. Eno as the Company’s Chief Executive Officer, a member of the Board and principal executive officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 8.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of HeartBeam, Inc. issued on June 24, 2026 (furnished herewith)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: June 24, 2026	By:	/s/ Branislav Vajdic
	Name:	Branislav Vajdic
	Title:	President